EQUIPMENT PURCHASE

                                    AGREEMENT


                                     between


                          GCI Communication Corporation

                                       and


                            Scientific-Atlanta, Inc.

                          EQUIPMENT PURCHASE AGREEMENT

                                TABLE OF CONTENTS

    SECTION 1                  DEFINITIONS
    SECTION 2                  SCOPE OF THE AGREEMENT
    SECTION 3                  PRICE AND PAYMENT
    SECTION 4                  DELIVERY SCHEDULE
    SECTION 5                  TITLE AND RISK OF LOSS
    SECTION 6                  INTERNATIONAL SALES
    SECTION 7                  REPRESENTATIONS
    SECTION 8                  INSPECTION, TEST AND ACCEPTANCE
    SECTION 9                  WARRANTY
    SECTION 10                 TERM AND TERMINATION
    SECTION 11                 LICENSED SOFTWARE
    SECTION 12                 NO RIGHTS IN TRADEMARKS
    SECTION 13                 OTHER INTELLECTUAL PROPERTY
    SECTION 14                 INJUNCTION
    SECTION 15                 PROPRIETARY RIGHTS INDEMNIFICATION
    SECTION 16                 INDEMNIFICATION AND LIMITATION OF LIABILITY
    SECTION 17                 FORCE MAJEURE
    SECTION 18                 NOTICES
    SECTION 19                 AMENDMENTS AND CHANGES
    SECTION 20                 ASSIGNMENT AND SUBCONTRACTING
    SECTION 21                 INDEPENDENT CONTRACTOR
    SECTION 22                 PUBLIC RELEASE OF INFORMATION
    SECTION 23                 MISCELLANEOUS
    SECTION 24                 ARBITRATION

  EXHIBITS

   EXHIBIT A                   PRICES
   EXHIBIT B                   SCHEDULE
   EXHIBIT C                   SOFTWARE LICENSE
   EXHIBIT D                   FEATURE GROUP B/1 800 950 XXX SPECIFICATION

                          EQUIPMENT PURCHASE AGREEMENT

This Equipment Purchase Agreement (the "Agreement"), effective as of the 20th day of December, 1995(the "Agreement Date"), is entered into by and between GCI Communication Corporation, a corporation organized and existing under the laws of Alaska (hereinafter referred to as "GCI' or "Buyer"), and Scientific-Atlanta, Inc., a corporation organized and existing under the laws of the State of Georgia (hereinafter referred to as "S-A").

                                   WITNESSETH:

     WHEREAS, S-A is engaged in the design and manufacture of satellite communication equipment and the related software which resides therein; and

     WHEREAS, Buyer is a financially responsible and independent business organization engaged in the sale, installation and service of products similar to those manufactured by S-A, and desires to purchase from S-A the satellite communication equipment and license from S-A the related software which resides therein; and

     WHEREAS, S-A is willing to sell such equipment and deliver such software to Buyer under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions

       "Acceptance" is defined as the satisfactory resolution of all hardware and software Specification deficiencies by S-A as identified by GCI. GCI shall notify S-A of any deficiencies within thirty (30) days of receipt of the last contract deliverable. Satisfaction of the list of deficiencies will be the sole determinant of final payment. Not withstanding any other remedies for latent defects, this list maybe amended by mutual agreement of both parties.

       "Agreement Date" is used as defined in the preamble.

       "Equipment" means the items set forth on Exhibit A hereto, but expressly excluding the Licensed software.

       "Extreme Environment Mount" is defined as Model No. 8009AE. This mount constitutes S-A's standard 11 Meter Mount and Actuators when used in conjunction with S-A's standard 9.15 Meter Reflector.

       "Licensed Software" is used herein as defined in the Software License.

       "Remote Terminals" shall mean, collectively and as a combined operation, the Equipment purchased by the Buyer and the Licensed software used thereon, functioning as a DAMA satellite communications terminal.

       "Proprietary Documentation" means any user manuals, training materials, installation, repair or maintenance manuals, drawings, schematics or any related documents provided by S-A to the Buyer.

       "Prices" means the prices applicable to the Equipment set forth in Exhibit A as adjusted from time to time in accordance with this Agreement.

       "Proprietary Information" shall mean any and all information, whether or not in tangible form, of a confidential, proprietary or secret nature belonging to, or licensed by S-A which is material to S-A and not generally known by the public, other than Trade Secrets.

       "Software License" means a Software License substantially in the form of Exhibit C hereto.

       "Specifications"  shall  mean the  specifications  as defined in the "GCI
           ALASKA RURAL DEMONSTRATION PROJECT EQUIPMENT SUPPLY AND SERVICES AGREEMENT ", dated June 21, 1994.

       "Term" is used as defined in Section 10.1.

       "Trademarks" shall mean the trademarks, trade names and logotypes used by
           S-A to identify or in connection with the Equipment from time to time, including without limitation, "Scientific-Atlanta" and "SkyRelay (TM)".

       "Trade  Secrets"  shall mean any and all  information,  whether or not in tangible form, belonging to S-A or licensed by it including, but not limited to, technical or non-technical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, marketing plans, and lists of actual or potential customers or suppliers which derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use and are the subjects of efforts that are reasonable under the circumstances to maintain their secrecy. Specifically included in the definition of Trade Secrets, but not by way of limitation, are (a) marketing information obtained or derived during the term hereof on existing and anticipated markets of S-A; (b) pricing, product costs, product cost structures (ie.,, breakdown of cost among materials, labor and overhead), and bills of materials for current or anticipated product; (c) information on S-A's program strategies, product features and performance for products under design or anticipated for design; and (d) specific limitations and actual or perceived deficiencies in existing or planned products and technologies of S-A

       "DAMA" shall mean "demand assigned multiple access."

2. Scope of the Agreement

The  equipment  specified  in Exhibit A will be  delivered  in  accordance  with
Section 4 "Delivery Schedule". During the first thirty (30) days of the Term, the Buyer may adjust the equipment quantities down by not more than ten percent (10%). During the Term, the Buyer may order additional Equipment by submitting a purchase order to S-A requesting delivery not sooner than ninety 90 days nor longer than one hundred eighty (180) days from the date thereof or as mutually agreed to by S-A and GCI. S-A will sell and deliver such Equipment on or before the requested delivery date. S-A shall convey the Equipment free and clear of all liens, claims and encumbrances.

     Any terms, conditions or provisions in any purchase order received from the Buyer inconsistent with this Agreement shall be deemed null and void unless an authorized representative of S-A signs a document that contains such different or additional provisions and conspicuously states an intention to amend the terms and conditions of this Agreement.

     Any Licensed Software residing in Equipment delivered to Buyer is subject to the Software License as set forth in Section 11. S-A shall place into escrow all source code for all software and firmware supplied to GCI as part of the DAMA network; to include all future revisions. All initial escrow costs and maintenance costs will be the responsibility of GCI.

     The performance of each of S-A and the Buyer under this Agreement shall comply with all applicable federal, state and local laws, regulations and ordinances.

     Buyer agrees that it shall not purchase any equipment which, in the opinion of S-A, are competitive with the Equipment during the term of this Agreement unless prior written consent of the S-A is first obtained.

     The equipment described in Exhibit A comprises two projects, a DAMA network expansion and the purchase and installation of six, 9.15M antennas. Termination of one project will not automatically imply termination of the other.

3. Price and Payment

     The prices for the Equipment and Services are listed in Exhibit A. The total price for all Equipment and Services is: $7,688,447 (Contract Price), increased or decreased by any amendment or change order made in accordance with the Terms of this contract.

     .1 The price shall be paid in United Stated  Dollar  currency in accordance
Section 3.2 below:

     .2 Payment milestones are mutually agreed to be as follows:

         Upon Contract Signature                                    $1,013,603

         Each subsequent calendar month for six months              $984,813
         (due upon the day of the month this agreement is signed)

         At successful completion of 9.15M install
         and testing.                                               $106,417

         Final payment upon Acceptance                              $659,549*

* - When S-A meets each of the seven equipment delivery milestones, for the months of February through July, 1996 for (equipment excluding the 9.15M antenna systems), as set forth in Exhibit B, Buyer agrees to pay an incentive of $47,111 for each monthly milestone met. This amount would be added to the subsequent mid month payment. Each time such payment is made the final payment of $659,549 shown above would be reduced by the corresponding amount. If; at the time of delivery compliance with a milestone, the previous months' delivery has still not been met, the incentive payment will not be applicable.

     .3 Any amounts not paid when due shall bear interest at the rate of 1-1/2% per month from the date such payment was due until the date payment is received.

     .4 The Prices include all costs for the performance by S-A of its responsibilities in accordance with the provisions of this Agreement but do not include any amounts for duties, customs, shipping, federal, state or local taxes imposed on the sale or use of such items or on the basis of the amounts paid or the value of the items or services delivered or located at the installation sites or on the basis of gross receipts (collectively, the "Shipping Charges and Taxes"). The Buyer shall reimburse S-A for any of the Shipping Charges and Taxes that S-A is required to pay. The Buyer shall not be responsible for taxes on S-A's income or gross receipts from its overall business activities.

     .5 The Statement of Work (SOW) for the installation of the 9.15 Meter antenna installation at GCI's sites located at Barrow, Bethel, Dillingham, King Salmon, Kotzebue, and Nome, Alaska is outlined below.

GCI will be responsible for providing the following:

         Design and installation of the  foundations.
         Staging of antenna at the build site.
         Provide forklift and crane as necessary.
         Provide power to the  outdoor  antenna  controller.
         Provide a shelter and power for the indoor controller.
         Provide test equipment for performing Antenna Tests
         Install the RF.

S-A will be responsible for providing the following:

         Provide 2  installation  teams,
         Will  install the antennas and mounts.
         Provide a list of required test equipment.
         Perform antenna patterns to demonstrate that the antenna patterns meet Code of Federal Regulations 47, Part 25 ss. 25.209, dated, October 1995.

Installation Sites and Schedule:- The installation window for a given site may be changed by mutual agreement

         Site               Earliest Start Date           Latest Start Date
1        Barrow             June 12th, 1996               July 3rd, 1996
2        Bethel             June 24th, 1996               July 24th, 1996
3        Dillingham         July 3rd, 1996                August 14th, 1996
4        King Salmon        June 12th, 1996               July 3rd, 1996
5        Kotzebue           June 24th, 1996               July 24th, 1996
6        Nome               July 3rd, 1996                August 14th, 1996

4. Delivery Schedule

              The Buyer and S-A mutually agree to delivery schedule milestones for equipment. The delivery schedule is attached to this Agreement as Exhibit B.

              Feature Group B/1800950 software specification are as defined in Exhibit D.

5. Title and Risk of Loss

              Title and risk of loss to all Equipment sold by S-A shall pass to the Buyer upon delivery by S-A to a common carrier for shipment to the Buyer.

6. International Sales

              In no event shall the Buyer export any Equipment without the prior written consent of S-A. If Buyer exports any Equipment outside the United States, or such Equipment is re-exported from a foreign destination, the Buyer shall insure that the distribution and export/re-export of the Equipment is in compliance with all laws, regulations, orders, or other restrictions of the U.S. Export
         Administration regulations. Neither the Buyer, nor any of its subsidiaries, will export or re-export any technical data, process, product, or service, directly or indirectly, to any country for which the United States government or any agency thereof requires an export license or other governmental approval without first obtaining such license or approval.

7. Representations

         .1 The Buyer represents and warrants to S-A that (a) all information, technical drawings, blueprints summaries and data of every kind provided by the Buyer and its agents to S-A is in all material respects accurate and correct as of the Agreement Date, and (b) no information is known to the Buyer which, if disclosed to S-A, would have a material impact on the technical requirements of and Specifications relating to the Equipment and the Licensed Software.

         .2 The Buyer covenants and agrees to cooperate with S-A by (i) providing S-A access to the Buyer's premises, (ii) making Buyer's technical personnel available to S-A on a timely basis, (iii) providing additional information to S-A from time to time at S-A's request, and
         (iv) taking such further actions as S-A may reasonably request in connection with the efforts of S-A to fulfill its obligations under this Agreement.

         .3 The Buyer acknowledges and agrees that in order to preserve S-A's image for high quality Equipment and thereby enhance its own sales, and in consideration for S-A's making available to the Buyer the Equipment at favorable prices, the Buyer agrees that it shall not engage in any activities or sell or offer for sale any product which in S-A's reasonable opinion would be competitive with the Equipment without S-A's former written approval.

8. Inspection, Test and Acceptance

         .1 S-A shall test and inspect the Equipment during production in accordance with S-A's standard procedures.

         .2 GCI shall notify S-A of any Specification deficiencies within thirty
         (30) days of receipt of the last deliverable milestone as defined in Exhibit B. Satisfactory resolution of the list of hardware and software deficiencies will be the sole determinant of final payment. S-A shall investigate such claims within fifteen (15) days of S-A's receipt of the Buyer's written explanation and remedy any failure of such Equipment to comply with the Specifications within thirty (30) days of the completion of S-A's investigation. If the Buyer does not, within ten (10) days of the expiration of the foregoing thirty (30) day period, indicate in writing that it believes the Equipment does not comply with the Specifications, the Buyer shall be deemed to have Accepted the applicable Equipment. Any dispute between the parties shall be resolved either by (i) mutual agreement or (ii) in accordance with the arbitration procedures set forth in this Agreement.

9. Warranty

         .1 Not withstanding the Acceptance terms stated above, S-A warrants that the Equipment will comply with the Specifications, and will be free from defects in materials and workmanship for a period of one (1) year after date of Acceptance (the "Warranty Period").

         .2 Except as provided in the Software License, S-A extends no representations or warranties with respect to the Licensed Software.

         .3 With respect to the Equipment, during the Warranty Period, S-A will, following written notice of any breach of warranty from the Buyer, at S-A's option, either (i) repair or replace any nonconforming Equipment at Buyer's site or at the site where the Equipment is otherwise located or (ii) request the Buyer to ship any nonconforming Equipment to S-A, and S-A will either repair or replace and return to the Buyer such nonconforming Equipment. Title to nonconforming Equipment being shipped to S-A shall pass to S-A when delivered to the shipping carrier, and title to the repaired or replacement Equipment shall pass to the Buyer when delivered by S-A to the shipping carrier for return to the Buyer. If any Equipment is shipped to S-A or S-A dispatches its personnel to a Buyer's site and the applicable Equipment is determined either to comply with the Specifications or to have been damaged or misused other than through the fault of S-A, the Buyer shall pay S-A's normal charges in connection therewith.

         .4 S-A MAKES NO WARRANTIES OTHER THAN THE EXPRESS WARRANTIES IN THIS SECTION AND IN THE SOFTWARE LICENSE AND NONE SHALL BE IMPLIED. THERE IS NO WARRANTY OF MERCHANTABlLlTY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT PROVIDED HEREUNDER. THE ENTIRE OBLIGATION OF S-A FOR EQUIPMENT OR LICENSED SOFTWARE MALFUNCTIONS OR DEFECTIVE INSTALLATIONS AFTER ACCEPTANCE IS AS EXPRESSLY STATED IN THIS SECTION OR IN THE SOFTWARE LICENSE.

10. Terms and Termination

         .1 The "Term" of this Agreement shall commence on the Agreement Date, and, unless sooner terminated pursuant to Sections 10.2 or 10.3 below, shall end upon completion of obligations of the parties.

         .2 The non-defaulting party may terminate this Agreement immediately upon written notice of the occurrence of any of the following events:

              a. Either party shall default in any of its material obligations hereunder and fail to cure the default within fifteen (15) days, or as mutually agreed to by both parties, after the non defaulting party has given written notice of such default, such termination to be effective as of the day of such notice. Written notice of cure shall be delivered to non-defaulting party within fifteen
              (15) days of notice of default: or

              b. Either party shall become insolvent or shall seek protection in bankruptcy or the appointment of a receiver or a petition in bankruptcy or seeking the appointment of a receiver shall be filed against such party and such petition shall not be dismissed within thirty (30) days of its filing, such termination shall be effective as of the date of such notice.

         .3 The Buyer shall further have the right to terminate this Agreement for convenience, through March 1, 1996. The parties agree that S-A has no means to determine actual cost impact and therefore the parties agree that the costs associated with this termination for convenience shall be liquidated as follows:

                  December 1st, 1995                        10%
                  January 1st, 1996                         20%
                  February 1st, 1996                        30%
                  March 1st, 1996                           40%

         where % is defined as the percentage of the price of the canceled portion of the agreement.

              The liquidated termination costs shall be due S-A within 30 days of date of notice of termination by the Buyer.

              In the event of Termination of the agreement and payment of the appropriate liquidation costs detailed above, GCI would subsequently have the right to repurchase some or all of the canceled equipment. A percentage of the liquidated costs previously paid by GCI as a result of termination would be credited to GCI as follows:

                  If reordered by:

                  March 31st, 1996                                     50%
                  April 1st - May 31st, 1996                           35%
                  June 1st - July 31st, 1996                           30%
                  August lst- Sept. 30th, 1996                         25%
                  Oct. 1st - Dec. 31st, 1996                           20%

         Said credit will be applied to the repurchased products on a prorated basis.

         .4 Except as set forth in subsection 10.3, immediately above, the termination or expiration of this Agreement by either party shall not affect the rights and obligations of the parties that have vested prior to the effective date of such termination with respect to orders accepted by S-A. Final settlement for such orders shall be on the same basis as though the Agreement were continuing, and any obligations of one party to the other with respect to such orders shall remain in full force and effect until fully paid or discharged. In addition to the foregoing, the provisions of Sections 6, 7, 9, 10, 11, 12, 13, 14, 15, 21, 22 and 23 shall survive the termination of this Agreement.

11. Licensed Software

              All copies of the Licensed Software residing in the Equipment purchased by the Buyer under this Agreement shall remain the property of S-A and Buyer shall be required to execute the Software License, the terms and conditions of which are incorporated herein by reference and made a part hereof. In the event, however, that terms of this Agreement conflict with terms of the Software License, the terms of this Agreement shall prevail over the Software License.

                a. S-A grants to Buyer during the Term of this Agreement a royalty-free, non-exclusive license to use the Trademarks in connection with the promotion and sale of the Equipment as provided for herein. Buyer shall not use or incorporate the Trademarks on any other products or in or as part of a trade name, corporate name, or business name. Buyer acknowledges that considerable time and money has been expended to create the goodwill associated with the Trademarks. Buyer shall always act in a manner that would maintain the quality and goodwill associated with the Trademarks. Nothing contained herein shall give Buyer any interest or right in the Trademarks, except as is expressly granted herein.

                b. Buyer further agrees that it will not in any manner represent that it has ownership of the Trademarks and that it will not register or attempt to register any Trademarks under the laws of any jurisdiction, and will not at any time do, or cause to be done, any act or thing contesting, or in any way impairing or tending to impair, any part of S-A's right, title, and interest in the Trademarks, whether or not they are registered in the jurisdictions in which Buyer is located or does business; provided, however, that Buyer may register Trademarks where expressly required by law, solely for the purpose of establishing its distributorship status. Buyer shall promptly notify S-A of any unauthorized use or infringement of S-A's Trademarks, licenses or rights thereto.

                c. Buyer agrees not to obscure, alter, modify or remove from the Equipment any of the Trademarks or other product identification.

12. No Rights in Trademarks

              S-A grants to Buyer during the Term of this Agreement a royalty-free, non-exclusive license to use the Trademarks in connection with the promotion and sale of the Equipment as provided for herein. Buyer shall not use or incorporate the Trademarks on any other products or in or as part of a trade name, corporate name, or business name. Buyer acknowledges that considerable time and money has been expended to create the goodwill associated with the Trademarks. Buyer will always act in a manna that would maintain the quality and goodwill associated with the Trademarks. Nothing contained herein shall give Buyer any interest or right in the Trademarks, except as is expressly granted herein.

              Buyer further agrees that it will not in any manner represent that it has ownership of the Trademarks and that it will not register or attempt to register any Trademarks under the laws of any jurisdiction, and will not at any time do, or cause to be done, any act or thing contesting, or in any way impairing or tending to impair, any part of S-A's right, title, and interest in the Trademarks, whether or not they are registered in the jurisdictions in which Buyer is located or does business; provided, however, that Buyer may register Trademarks where expressly required by law, solely for the purpose of establishing its distributorship status. Buyer shall promptly notify S-A of any unauthorized use or infringement of S-A's Trademarks, licenses or rights thereto.

              Buyer agrees not to obscure, alter, modify or remove from the Equipment any of the Trademarks or other product identification..

13. Other Intellectual Property

         .1 The Buyer acknowledges that as an integral part of S-A's business, S-A has developed, at a considerable investment of time and expense, Trade Secrets and Proprietary Information, and acknowledges that S-A has a legitimate business interest in protecting the Trade Secrets and Proprietary Information. Buyer acknowledges that it and its employees will be entrusted with such Trade Secrets and Proprietary Information. Pursuant therewith, the Buyer agrees to that it will treat as confidential and will not, without the prior written approval of S-A, use (other than in the performance of its duties hereunder), publish, disclose, copyright or authorize anyone else to use, publish, disclose or copyright, (a) any information that constitutes Trade Secrets either during the term hereof or subsequent thereto; or (b) any information that constitutes Proprietary Information either during the term hereof or for two (2) years after expiration or termination, with or without cause.

         .2 All records, notes, files, drawings, documents, plans and like items, and all copies thereof, relating to or containing or disclosing Trade Secrets or Proprietary Information of S-A which are made or kept by the Buyer or which are disclosed to or come into the possession of the Buyer, shall be and remain the sole and exclusive property of S-A and shall be returned to S-A upon expiration or termination of this Agreement.

         .3 The Buyer further agrees that it will require each of its shareholders, officers, directors and employees who act on its behalf with respect to this Agreement to be bound by the requirements of this Agreement and that, upon request of S-A, the Buyer will provide evidence of such requirement to S-A.

14. Injunction

              The Buyer agrees that its (or anyone acting on its behalf) actual or threatened breach of the provisions of Sections 10, 11 or 12 shall constitute irreparable harm to S-A, and S-A, in addition to all other rights, shall be entitled to seek an injunction restraining the Buyer or such person therefrom. Nothing herein shall be construed as prohibiting S-A from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages from the Buyer or such person. This provision shall remain in full force and effect in the event the Buyer or such person should claim that S A violated any of the terms of this Agreement. In such event, the Buyer or such person agrees to pursue such claim against S-A independently of the covenants set forth in this section.

15. Proprietary Rights Indemnification

         .1 Indemnification. S-A shall settle, at its sole cost, or defend and pay costs and damages finally awarded in any suit against the Buyer to the extent based upon a finding that the design, construction or use of the Equipment, including Licensed Software (either separately or in combination), furnished under this Agreement, as furnished and used in accordance with S-A instructions, infringes a patent, trademark, copyright or other intellectual property right of a third party (except infringement which is directly caused by incorporating a specific design or modification at the Buyer's request). S-A shall not indemnify the Buyer's for that portion of any final award that is based on revenue derived from use of the Equipment and that is in excess of the maximum liability of S-A provided in Section 15.5 below.

         .2 Procedures. In the event of any allegation of infringement of the type described in Section 15.1 or a claim or suit based thereon (the "Allegation"), the Buyer shall promptly notify S-A of such Allegation in writing. S-A shall promptly commence efforts to settle or to defend against such Allegation and the Buyer shall reasonably cooperate with S-A at the expense of S-A in such settlement or defense.

         .3 Injunction. In the event that the use of the Equipment delivered under this Agreement is enjoined or, in the discretion of S-A, is likely to be enjoined, S-A shall do one or more of the following, at S-A's option:

              (a) obtain for the Buyer the right to use the infringing item at no cost to the Buyer;

              (b) modify the infringing item so that it becomes noninfringing while remaining in compliance with the Specifications in all material respects;

              (c) replace the item with a noninfringing item which is in compliance with the Specifications in all material respects; or

              (d) if (a), (b) or (c) cannot be effected by S-A's reasonable and diligent efforts, and further subject to the Notice of Refund Option, below, refund the amount paid by the Buyer for the applicable Equipment, less depreciation calculated on a straight-line basis over a five (5) year period, provided that the payment of any such refund shall not become due until return by the Buyer of the applicable Equipment.

              (e) Notice of Refund Option. In the event S-A shall elect to exercise the provisions of subsection 15.3(d), above, S-A shall give Buyer 90 days written notice of such election. Buyer shall have the option, during such 90 day period, to negotiate on its own behalf a license or other agreement with the Plaintiff so that such item is no longer infringing. In the event Buyer is successful, S-A shall under Section 15.1 above, pay on behalf of Buyer any royalties and other costs related to such settlement, including attorney's fees, up to the amount set forth in Section 15.5, below.

         .4 Combinations and Modifications. Notwithstanding any other provision of this section, S-A shall have no liability for any infringement arising from (i) use of delivered items in combination with other items, unless S-A sold, made or specifically recommended them all as a combination, or the specific combination would be necessary for the use in the normal course of events in connection with the Equipment sold hereunder, or (ii) modification of items after delivery, unless S-A made or specifically recommended the modification, or the modification constitutes normal repair, replacement or implementation of S-A provided options and enhancements for the Equipment sold hereunder.

         .5 Limitation. Notwithstanding any other provision of this Agreement to the contrary, this Section 15 states the entire liability of S-A and the sole and exclusive remedy of the Buyer for any alleged infringement of a third party's intellectual property right arising out of the sale or use of the Equipment supplied under this Agreement or a process practiced by such item, and S-A shall not be liable under this Section 15 in the aggregate for any amount exceeding the total price of the Equipment purchased hereunder.

16. Indemnification and Limitation of Liability

         .1 The Buyer agrees to indemnify and hold S-A and its officers, directors and employees harmless from any loss, damage, liability and expense on account of bodily injuries or physical damage to tangible property, including the property of S-A, arising from any occurrence caused by a negligent or willful act or omission of the Buyer or any employee or agent of the Buyer (other than S-A), or of an independent contractor of the Buyer (other than S-A), which indemnity shall survive this Agreement.

         .2 S-A agrees to indemnify and hold the Buyer and its officers, directors and employees harmless from any loss, damage, liability and expense on account of bodily injuries or physical damage to tangible property, including the property of the Buyer, arising from any occurrence caused by a negligent or willful act or omission of S-A, or any employee or agent of S-A or of any subcontractor or independent contractor of S-A, which indemnity shall survive this Agreement.

         .3 UNDER NO CIRCUMSTANCES SHALL S-A BE RESPONSIBLE FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER
         RELATED AGREEMENTS OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATING TO THE USE OF ANY EQUIPMENT, LICENSED SOFTWARE OR SERVICES FURNISHED, WHETHER SUCH CLAIM IS BASED ON BREACH OF WARRANTY, CONTRACT, TORT OR OTHER LEGAL THEORY AND REGARDLESS OF THE CAUSES OF SUCH LOSS OR DAMAGES OR WHETHER ANY OTHER REMEDY PROVIDED HEREIN FAILS, NOR SHALL S-A'S TOTAL LIABILITY EXCEED AN AMOUNT EQUAL TO THE TOTAL PURCHASE PRICE PAID BY THE BUYER TO S-A UNDER THIS AGREEMENT, MEASURED AS OF THE DATE SUCH LIABILITY OF S-A SHALL FIRST EXIST.

17. Force Majeure

              S-A shall not be responsible for delays caused by conditions beyond the reasonable control of S-A, including without limitation such conditions as acts of God, civil insurrections, wars, sabotage, fires, floods, sun outages, atmospherics and externally caused interference, accidents, labor disputes, acts or requirements of governmental authorities or governmental laws, ordinances, rules and regulations, transportation delays, unusually severe weather, or other similar or different conditions beyond the reasonable control of S-A including, without limitation, limitations and restrictions imposed by third parties. In the event of delay due to any such condition, any performance obligation shall be adjusted equitably. Any orders in purchase orders to the Buyer which contains a penalty clause or liquidated damage clause accepted by the Buyer shall be wholly at Buyer's risk unless S-A has given prior written consent to such clause.

18. Notices

              All notices given pursuant to this Agreement shall be in writing and either delivered in person or by telegram, telex or facsimile transmission or mailed by certified mail, return receipt requested, postage prepaid, to each party at the following address or such other address as such party may direct by similar notice to the other:

      To S-A:              Scientific-Atlanta, Inc.
                           4356 Communications Drive
                           Norcross, GA 30093
                           ATTN: Bob Roseman
                           Telephone: (770) 903 6684
                           Facsimile: (770) 903 5524

      To Buyer:
                           GCI Communication Corp.
                           2550 Denali Street Suite 1000
                           Anchorage AK USA 99503
                           ATTN: Jimmy R Sipes
                           Telephone: (907) 265-5557
                           Facsimile: (907) 265-5673

      Any notice given pursuant to this Agreement shall be deemed to have been given upon receipt.

19. Amendments and Changes

              This Agreement may not be amended, modified or waived in any material respect except in a written amendment signed by authorized representatives of both parties.

20. Assignment and Subcontracting

         .1 This Agreement will be bring upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns; provided, however, that neither this Agreement nor any rights hereunder may be assigned by either party without the prior written consent of the other party, except that this Agreement may be assigned to a parent or associated corporation or to an entity that acquires all or substantially all of the capital stock, business, or assets of a party hereto and agrees in writing to assume the rights and obligations.

         .2 S-A may engage one or more subcontractors to perform any or all of the obligations of S-A hereunder. Any such assignment or subcontracting shall not, unless the parties otherwise agree in writing, relieve either party hereto from any obligations hereunder.

21. Independent Contractor

     Each party hereto is an independent contractor and shall not be deemed the agent or employee of the other party hereto. The Buyer acknowledges that the Specifications and the other matters set forth herein are the only limitations and restrictions on the source quality and performance of the Equipment hereunder.

22. Public Release of Information

     Neither party may issue any press release or circular or otherwise disclose the existence or terms of this Agreement or the relationship contemplated hereby without the prior written approval of the other party unless required by an APUC, FCC or other governmental reporting requirement.

23. Miscellaneous

         .1 This Agreement expresses the entire understanding of the parties with reference to the subject matter hereof, and supersedes any prior or contemporaneous representations, understandings and agreements, whether oral or written, and no representations or agreements modifying or supplementing the terms of this Agreement shall be valid unless in writing and signed by the parties hereto.

         .2 This Agreement shall be interpreted in accordance with and governed by the laws of the State of Georgia, excluding its rules or principles regarding conflicts of law.

         .3 Except as set forth in Sections 10.3 and 24, the enumeration herein of the rights and remedies of the parties is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that either party may have under applicable law.

         .4 No act, failure or delay by either party hereto shall constitute a waiver of any of such party's rights and remedies. No single or partial waiver by either party hereto of any provision of this Agreement, or of any breach or default hereunder, or of any right or remedy which such party may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion.

         .5 If any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be invalid only to such extent, without invalidating the remainder of this Agreement.

         .6 This Agreement may be executed in any number of counterparts, and by S-A and the Buyer in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement.

         .7 The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

24. Arbitration

         .1 Except as otherwise provided in the Software License, any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall if incapable of resolution by mutual agreement in good faith, be determined by arbitration as provided in this Section 24.

         .2 The  arbitration  shall be conducted in  accordance  with the United
         States Arbitration Act (Title 9, U. S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration shall be conducted in the City of Seattle, Washington . The arbitrator shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. The decision of the arbitrator shall be final and binding on the parties. Judgment upon the arbitration award may be entered in any court having jurisdiction. In rendering any decision or making findings of fact the arbitrator shall apply the express intentions of the parties set forth in this Agreement and the laws of the State of Georgia, including without limitation any applicable statutes, regulations and binding judicial decisions, as such would be applied by the courts of the State of Georgia and the United States District Court for the Northern District of Georgia.

         .3 In connection with any arbitration having an amount in controversy of less than $1,000,000, such arbitration shall be conducted by a single arbitrator, chosen by the AAA. The AAA shall be guided by any applicable rules with respect to the choosing of an arbitrator for arbitrations conducted pursuant to the Commercial Arbitration Rules of the AAA, and, in addition, thereto, (i) the AAA shall attempt to appoint an arbitrator having a technical background, where available, consistent with the technical issues and procedures which are the subject matter of this Agreement and (ii) the AAA shall prefer an arbitrator who is an attorney in good standing and licensed to practice law within the State of Georgia. In connection with any arbitration where the amount in controversy is equal to or greater than $1,000,000, the arbitration shall be conducted of a panel of three (3) or more arbitrators chosen by the AAA, giving preference to those factors identified in subsections (i) and (ii) in the foregoing sentence.

         4 Notwithstanding any of the foregoing provisions, nothing contained in this Section 24 shall prohibit either party from seeking injunctive relief in any court having jurisdiction thereof and each party consents to such jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized representatives as of the date first above written.

GCI Communication Corp:                         Scientific-Atlanta, Inc.:



By: /s/ Ron Duncan                              By:/s/ David A. Berger

Ron Duncan                                      David A. Berger
(Typed Name)                                    (Typed Name)

President                                       President-Networks Division
(Title)                                         (Title)

December 20, 1995                               December 28, 1995
(Date)                                          (Date)

                               Exhibit A - Prices
- -----------------------------------------------------------------------------------------------------------------
                  GCI
                  C-BAND 3.6 METER ANTENNA REMOTE
                  DAMA STATIONS                                                         MFR OR            PRICE
ITEM                       DESCRIPTION                                          QTY     EQUIV.            (U.S.$)
- -----------------------------------------------------------------------------------------------------------------

I.                         EQUIPTMENT

                           This quote is excluding the following items:
                           1- ISDN Interface and Equipment
                           2- Single unit LNB
                           3- Shipping
                           4- Integration
                           5- Transceiver IFL

1.                         3.6-Meter Non-Deiced Antenna (51 Sites)
                           consisting of:

a.                         Non-motorizable mount                                1       S-A
b.                         Non heated panels                                    1       S-A
c.                         Spars and feed boom                                  1       S-A
d.                         GCI Mount pipe                                       1       S-A
e.                         Cross-pol heated feed                                1       S-A
f.                         Raven protection kit                                 1       S-A
g.                         Feed boom electric deice kit                         1       S-A


                           3.6-Meter Non-Deiced Antenna Unit Price                                      $10,561

                           3.6-Meter Non-Deiced Antenna Total Price  (Qty-51)                           $538,611


2. Model 7890B Tranceiver subsystem (55 Sites) consisting of:

                           Note: Excludes IFL & Mounting Hardware

a.                         Model 7890 C-Band 20 watt Outdoor RF Unit            1       S-A
                           (5.85-6.425 GHz)
b.                         Model CLNA-35-60-N Low Noise Amplifier               1       EF DATA
c.                         Model 7792B Tranceiver Indoor Unit, -48VDC           1       S-A
d.                         Block Downconverter (3.625-4.2 GHz)                  1       S-A
e.                         Temperature Sensor Remote Assy. (P/N 482439)         1       S-A

                           Model 7890B Tranceiver Unit Price                                            $20,572

                           Model 7890B Tranceiver Unit Price (Qty-55)                                   $1,131,460


3.                         Baseband Equipment consisting of:

a.                         Model 7800 DAMA Eight channel chassis                86      S-A             $688,000
                           -48 VDC Multi Transponder IF Input/Output
b.                         Model 7802 Channel Unit, Voice and Data, 128kbps     550     S-A             $2,722,500
                           Fax Relay option, Switchless
c.                         Remote Signaling Channel Unit, Switchless            56      S-A             $252,000
d.                         Remote Signaling Channel Unit, Switchless
                           System Spares                                        6       S-A
e.                         DAMA Standby Power Supply for 7800 Chassis,          62      S-A             $458,986
                           -48 VDC, Panel Mount

                           Subtotal:                                                                    $5,791,557


4.                         Monitor & Control Subsystem consisting of:

a.                         Alarm/Status Sense inputs (28 points)                53      S-A
b.                         Outdoor Temperature Meter                            53      S-A
c.                         Indoor Temperature Meter                             53      S-A
d.                         Power Module Temperature Meter                       53      S-A
e.                         DC Current Meter                                     53      S-A
f.                         DC Voltage Meter                                     53      S-A
g.                         (3) Temperature Probes                               53      S-A
h.                         RSCU/Modern/PMT Port enhancement                     53      S-A
i.                         Modem addition to 4.h                                53      S-A

                           Subtotal;                                                                    $426,650


5.                         Optional 2 ft. Mount Pipe Extension                  51      S-A             $ 42,330
6.                         Optional Elevation Drill Drive Adapter               3       S-A             $  6,905

                           FOB ATLANTA PRICE:                                                           $6,267,442

II.                        SERVICES

1.                         Freight and Insurance (Customer Responsibility)      0       Lot
2.                         Site Survey                                          0       Lot
3.                         Civil Works (Customer Responsibility)                0       Lot
4.                         Installation, Test & Commissioning                   0       Lot
5.                         Training Programs                                    0       Lot
6.                         Progrm Management & Engineering Services             1       Lot             $218,047
7.                         Feature Group B, 1800950 Development                 1       Lot             $25,000
8.                         64Kbps PCM Development                               1       Lot             $85,000

                           TOTAL DAMA EXPANSION NETWORK                                                 $6,595,489


                           9 METER ANTENNA PROJECT


1.                         Model 8009A 9.15 M Antenna                           6

                           Reflector,  motorized  polarization,  non  deiced S-A
                           Extreme Mount,  galvanized and painted S-A Foundation
                           Kit,  120  deg.  S-A 4 port  C-Band  Linear  Feed S-A
                           Extreme Environment  Radome/Raven  Protection Kit S-A
                           Motorized Single Speed actuators, 120* Azimuth S-A
                                Travel, 208 VAC
                           Transmit Waveguide Kit                                       S-A
                           Lightning Protection Kit                                     S-A
                           Work Platform and Ladder Kit                                 S-A

2.                         Antenna Controls Subsystem:                          6

                           Model 8861 Antenna Motor  Controller S-A Model 8860-2
                           Adaptrack  Indoor  Unit S-A AZ/EI  Kits,  208 VAC S-A
                           Feed Kits 208 VAC/60 HZ Phase 3 S-A Installation Kits
                           S-A

                           Deice Control System                                 5       S-A
                           Main Reflector, Feed and Sub-Reflector               5       S-A
                                Electric De-Ice

                           Hardware Subtotal:                                                           $856,258


3.                         Installation                                         6                       $236,700
                           Note:
                           i) GCI to provide test equipment
                           ii) GCI to install the RF system prior to antenna
                               testing

                           TOTAL 9M ANTENNA PROJECT                                                     $1,092,958

                           TOTAL CONTRACT
                           DAMA EXPANSION AND 9M ANTENNA PROJECTS                                       $7,688,447


 I.EQUIPMENT                                           QTY  1-Jan  1-Feb  1-Mar  1-Apr  1-May  15-May  1-Jun  15-Jun  1-Jul  1-Aug
                                                             -96    -96    -96    -96    -96     -96    -96     -96    -96    -96


  1 3.6 Meter non-Deiced Antenna, consisting of:        51            1                   18             18             14
    a. Non-motorized mount
    b. Non heated panels
    c. Spars and feed boom
    d. GCI mount pipe
    e. Cross-pol heated feed
    f. Raven protection
    g. Feed boom electric deice kit


  2 Model 7890B Transceiver Subsystem, consisting of:   55                          19    18             18
    a. Model 6610 C-band 20 W ORU
    b. Model CLNA-35-60-N LNA
    c. Model 7792B Transceiver IDU, -48 VDC
    d. Block Downconverter
    e. IFL and Hardware including
       - ORU  TX and RX  Coaxial  Cabling,  40' -
         ORU  power  and  Control
       Cabling,  40' - OD  Temp  Sensor  Cabling,
       25'  -  ORU/LNA/LNB/Feed Cabling - Mounting
       Hardware


  3 Baseband Equipment, consisting of:
    a. Model 7800 DAMA Eight channel chassis, -48 VDC   86            8      8      19    18      17     16
       Multi Transponder IF Input/Output
    b. Model 7802 Channel Unit, Voice and Data, 128     550           30     30     140   150            100            100
       kb/s,Fax Relay option, Switchless
    c. Remote Signaling Channel Unit, Switchless        62            4      4      20    18             16
    d. DAMA Standby Power Supply for 7800 chassis,      62            4      3      19    18             18
       -48 VDC, Panel Mount


 I. EQUIPMENT                                           QTY  1-Jan  1-Feb  1-Mar  1-Apr  1-May  15-May  1-Jun  15-Jun  1-Jul  1-Aug
                                                              -96    -96    -96     -96    -96    -96    -96     -96    -96    -96
  4 Monitor & Control Subsystem consisting of:          53                          19    18             16
    a. Alarm/Status Sense Inputs (28 points)
    b. Outdoor Temperature Meter
    c. Indoor Temperature Meter
    d. Power Module Temperature Meter
    e. DC Current Meter
    f. DC Voltage
    g. (3) Temperature Probes


  5 Feature Group-B Software/Hardware                                                     lot


  6 1-800-950-XXXX Software/Hardware                                                      lot


  7 9.15 Meter Antenna                                  6
    a. Reflector, motorized polarization, non-deiced                                              2      2        2
    b. Extreme Mount, 120 azimuth, galvanized and                                                 2      2        2
       painted
    c. Foundation Kit, 120                                                                        2      2        2
    d. 4 port C-band Linear Feed                                                                  2      2        2
    e. Motorized Single Speed Actuators                                                          2      2        2
       120 Azimuth travel, 208 VAC, 60 Hz
    f. Model 8861 Antenna Motor Controller                                                        2      2        2
    g. Model 8860-2 Adaptrack Indoor Unit, -48 VDC                    2      2      2
       primary input power
    h. Antenna Control Cable and Installation Kits                                                2      2        2
    i. Lightning Protection Kit                                                                   2      2        2
    j. Work Platform and Ladder Kit                                                               2      2        2
    k. Transmit Waveguide Interface Kit                                                           2      2        2
    l. Feed Deice                                                                                 2      2        2
    m. Extreme Environment Radome/Raven Protection Kit                                            2      2        2

                          Exhibit C - Software License

                           SOFTWARE LICENSE AGREEMENT

                               SCIENTIFIC-ATLANTA

                   END USER SOFTWARE LICENSE AGREEMENT FOR USE
                            WITH DESIGNATED EQUIPMENT

Customer:         GCI Communication Corporation
Address:          2550 Denali St, Anchorage. AK. 99503-2781

Scientific-Atlanta, Inc. ("S-A") by its acceptance agrees to grant to Customer, and Customer accepts on the following terms and conditions a license to the identified Licensed Software for use only with the Designated Equipment set out below.

This Agreement covers all Software provided by S-A to GCI for the purpose of operating the S-A DAMA Network equipment, purchased by GCI from S-A pursuant the Equipment Purchase Agreement of even date.

1.LICENSE GRANT

   1.1 "Licensed Software" means a computer program, including any modifications, updates or additions which may be supplied by S-A to Customer, in object code or executable form in any medium, such as magnetic tape, disks, or optical media; and related materials such as flow charts, logic diagrams, manuals, and other documentation which are provided to Customer by S-A with or for use in Designated Equipment. Licensed Software may reside within Designated Equipment at the time of delivery to Customer in which case identification of such equipment shall also constitute identification of the corresponding software; or it may be provided separately for installation on Designated Equipment.

   1.2 Subject to these terms and conditions, S-A grants to Customer, subject to the limitations herein, a personal, nonexclusive, nontransferable license to use Licensed Software in and for the Designated Equipment and not otherwise. This license may be assigned to any bona fide successor in interest to Designated Equipment who first agrees in writing to be bound by the terms of this Agreement. Should the Licensed Software include a unique implementation of a security algorithm, Customer shall have the exclusive right to use such unique Customer security algorithm implementation in and for use with the Designated Equipment and not otherwise.

   1.3 Customer may make one (1) copy of Licensed Software (but not including read-only memories or similar devices) for archival purposes only and shall reproduce and attach all copyright and proprietary notices. Customer shall not otherwise copy or allow to be copied Licensed
         Software except to install Licensed Software on the Designated Equipment. Customer agrees that S-A shall have the right to have an independent accounting firm conduct an audit at Customer's premises during normal business hours to verify the number of copies of Licensed Software in use by Customer.

   1.4 Customer shall not make any modifications to Licensed Software or remove any proprietary notices of S-A or third parties found in or on the Licensed Software. Customer agrees not to reverse engineer, decompile, or reverse assemble Licensed Software except to the extent that such prohibition may be unenforceable under applicable law.

   1.5 Licensed Software is and shall remain the exclusive property of S-A. No license other than that specifically stated herein is granted to Customer, and Customer shall have no right to sublicense Licensed Software nor any right under any patent, trademark, copyright, trade secret or other intellectual property of S-A other than that granted by this Agreement.

2.   PROTECTION AND SECURITY

   2.1 Customer agrees not to disclose, release, or make available in any form any portion of Licensed Software to any person other than Customer's own employees or contractors. Customer represents that its employees and contractors having access to Licensed Software are or shall be party to written agreements acknowledging a duty to protect Customer's confidential materials, including the Licensed Software.

   2.2 Customer shall keep Licensed Software (including archival copies, if any), in a secure environment and shall take all steps reasonably necessary to protect Licensed Software or any part thereof from unauthorized disclosure or release. Customer may not export or reexport the Licensed Software in any form except in compliance with all applicable laws and regulations.

   2.3 Customer expressly agrees that a breach of this Agreement will cause irreparable harm to S-A and that S-A shall have the right to obtain injunctive relief against any unauthorized use, disclosure, copying or transfer of any part of Licensed Software. Licensed Software may contain software from third parties who are intended to be third party beneficiaries of this Agreement.

3.  WARRANTY AND LIABILITY

   3.1 S-A warrants that Licensed Software, as provided, shall conform to the Specifications as that term is defined in the Equipment Purchase
         Agreement of even date or if not covered by such Specification, the published specification of S-A. During the first one (1) year after the date of delivery of Licensed Software, S-A shall use reasonable commercial efforts to correct errors detected in Licensed Software after receiving notification of such errors from Customer. This paragraph sets forth the entire obligation of S-A with respect to Licensed Software and in no event shall S-A be liable to Customer for loss of profit, indirect, special, or consequential damages arising out of its provision of the Licensed Software to Customer under tort, contract, or any other legal theory. In no event shall S-A be liable to Customer for any damages, however based, in excess of ten thousand United States dollars (US$10,000.00).

   S-A MAKES NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED WITH RESPECT TO ANY PRODUCTS OR SERVICES PROVIDED UNDER THIS AGREEMENT INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OTHER THAN COMPLIANCE WITH THE SPECIFICATIONS S-A DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN Licensed Software WILL MEET THE CUSTOMER'S REQUIREMENTS, OR THAT THE OPERATION OF Licensed Software WILL BE UNINTERRUPTED OR ERROR-FREE. S-A MAKES NO WARRANTY OF NONINFRINGEMENT, EXPRESS OR IMPLIED. ANY THIRD PARTY SOFTWARE SUPPLIED WITH OR INCORPORATED IN Licensed Software IS PROVIDED "AS-IS" WITHOUT WARRANTIES OF ANY KIND. IF ANY ADDITIONAL WARRANTIES ARE SUPPLIED BY A THIRD PARTY, SUCH WARRANTIES WILL BE OFFERED DIRECTLY BY SUCH THIRD PARTY TO Customer.

   3.3 Customer acknowledges its responsibility to use all reasonable methods to prove out and thoroughly test the operation of and output from Licensed Software prior to its use in Customer's operations.

   3.4 Unless otherwise provided in a separate writing, and subject only to the warranty of this Section, S-A is under no obligation to provide Customer with any modifications, updates, additions or revisions to Licensed Software, nor to maintain Licensed Software in any manner.

   3.5 In the event that any modifications are made to Licensed Software, any and all warranty and other obligations of S-A shall immediately cease with respect to such software.

4.INDEMNIFICATION

   4.1 S-A shall provide defense and indemnification to the Customer under terms set forth in Section 15 of the Equipment Purchase Agreement of even date herewith.

5. TERM AND TERMINATION

   This Agreement shall continue indefinitely unless terminated by one of the parties. This Agreement may be terminated by Customer upon thirty (30) days' notice to S-A and by S-A upon breach of any term of this Agreement, which breach is not cured within thirty (30) days after notice by S-A, or should Customer be adjudged a bankrupt or become a party to a similar proceeding for the benefit of its creditors. Immediately after such termination, Customer will deliver to S-A Licensed Software and any and all copies and modifications thereof (except copies which reside within the Designated Equipment and which shall be erased) and will, if requested, provide S-A with its written certification that it has retained no copies.

6. TAXES

   Except for taxes based on S-A's income, S-A shall not be responsible for any federal, state or local taxes based upon Customer's purchase, possession or use of Licensed Software or upon any charges payable or services performed hereunder.

7. APPLICABLE LAW, INTEGRATION AND MODIFICATION

   7.1 This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia, United States of America, not including any conflicts of laws provisions thereof. The UN Convention on Contracts for the Sale of Goods shall not apply.

   7.2 This Agreement comprises the full and final understanding between S-A and Customer, and merges and supersedes any and all other agreements, understandings or representations, written or oral, with respect to the subject matter hereof. It may not be modified except by a writing signed by authorized representatives of both S-A and Customer, and referring specifically to this Agreement.

   7.3 Any attempt by Customer to assign this Agreement shall be void unless the assignment is incidental to the sale of the Designated Equipment.

   7.4 Waiver by any party of the breach of a provision of this Agreement by the other party shall not be construed as a continuing waiver of such provision or waiver of any other breach of any other provision of this Agreement.

AGREED:                                              ACCEPTED AND APPROVED:

CUSTOMER                                             SCIENTIFIC-ATLANTA, INC.
/s/Ron Duncan                                       /s/Gregory Taylor
By                                                   By

Ron Duncan                                           Greg Taylor
Printed Name                                         Printed Name

President                                            VP Operations,
                                                     Systems Integ
Title                                                Title

December 20, 1995                                    December 28, 1995
Date                                                 Date

            Exhibit D - Feature Group B/ 1 800 950 XXX Specification

                            S-A DAMA Features for FGB
                                and 800 950 1077
                              Dec. 12, 1995, Rev. 4

FGB (Feature Group B)

     FGB is a trunk class offered by a Local Exchange Carrier (LEC) to an Inter Exchange Carrier (IXC) before the advent of FGD equal access trunking was available. In such a non equal access LEC office FGC signaling also exists but historically is only grandfathered to AT&T as they were the original and only IXC. (There have been exceptions in Alaska where GCI has received FGC from a LEC for payphone access and 800 number lookup). FGB can coexist with FGD when that service is available. There are two types of FGB signaling; one with ANI and one without. FGB with ANI is a NECA offering without any additional charges over and above FGB without ANI. The following will be a description of how it functions and what S-A will have to incorporate into the DAMA product to provide this FGB requirement for GCI. Drawings are also included showing the signaling protocol exchanges for both types.

     S-A shall design the DAMA product for the following two FGB trunking signaling protocol. GCI's FGB Carrier Identification Code (CIC) is 1077. FGB access NXX is 950 so the access number is 950 1077. There will be a new file to be downloaded to the CUs called the "Parameter File". The CIC will be placed in the new downloadable file. Format of the new file is TBD. FGB with ANI and FGB without ANI will be selectable from the same field in the parameter screen where FGC, FGD, IMT, and PBX are currently selected. The new entries will be FGBANI and FGBNOANI. FGB with ANI and FGB without ANI and IMT protocols will reside within the same state machine FGB###.BIN The first described is FGB with ANI.

       FGB with ANI

       Customer phone number is 907 265 5650
       Customer dials GCI FGB Access number 950 1077
       Customer wants to call 1+213+554+1212

       LEC                                        DAMA
       Seize -------------------------------------

         -----------------------------------------Wink

       KP+950+1077+ST --------------------------

         -----------------------------------------Off hook seizure
                                                  ANI Request

       KP+0+265+5650+ST -------------------------

         -----------------------------------------400 Hz Dial tone

       -------------------------------------------
       Customer then enters the called number as 1+213+554+1212 from their DTMF phone. (No MF tones or rotary phones)

     The customer with local LEC line will dial 950 1077. The LEC, at the LEC GCI FGB trunk, will then send an off hook seizure to the DAMA channel unit. The DAMA channel unit will then send an approximate 200 ms off hook wink to the LEC when the DAMA is ready to receive digits in MF. The LEC will spill KP9501077ST important digression -- In most all cases the LEC when asked will suppress all digits of the called number and just spill KP ST. This shortens post dial delay. The DAMA must be able to just recognize KP ST for this trunk type). The DAMA then returns an off hook seizure to the LEC. The LEC recognizes this as the request for ANI and then sends the ANI as KP 0 2655650 ST. This ends the LEC trunking signalling protocol, (with the exception of ultimate on hook disconnect). The DAMA then shall return a single frequency 400 Hz dial tone. (If it hasn't been observed already this signalling protocol is identical to FGC originating previously designed for DAMA). The similarity ends however at this point where the DAMA returns dial tone. The originator of the call who first dialed 950 1077 to access GCI DAMA (who will continue the signalling addressing) must now at the DAMA dial tone enter the 1+10 digit called number. This 10 digit destination number must replace the previous called number 9501077, if spilled, with the new 10 digit called number for the purpose of call routing and completion. The ANI will be used for billing. The DAMA channel unit must have the filed 907 NPA for purpose of completing the ANI with the prefacing of the 907 to the seven digit ANI spill. Presently the DAMA NMS has ANI validation to the extent that if an ANI is to be turned off for non payment it is entered into the system to be blocked. If an ANI is to route normal it is not entered. S-A shall provide the capability to reverse this based on a CU basis so that an ANI must be entered to be allowed to route and that if no ANI is present in the NMS database then it will block the call and go to recording.

     Next will be described the second scenario of FGB without ANI.

       FGB without ANI

       Customer phone number is 907 265 5650 Customer dials GCI FGB Access number 950 1077 Customer wants to call 1+213+554+1212 Customer has GCI authorization code number 123456

       LEC                                    DAMA

       Seize --------------------------------
         -------------------------------------Wink
       KP+950+1077+ST-------------------------
         --------------------------------------Off hook seizure
                                               400 Hz Dial tone

       ---------------------------------------

       Customer then enters a 6 digit authorization code and the called number as 123456 +1+213+554+1212 from their DTMF phone. (No MF tones or rotary phones)

     The customer with local LEC line will dial 950 1077. The LEC, at the LEC GCI FGB trunk, will then send an off hook seizure to the DAMA channel unit. The DAMA channel unit will then send an approximate 200 ms off hook wink to the LEC when the DAMA is ready to receive digits in MF. The LEC will spill KP9501077ST Important digression -- In most all cases the LEC when asked will suppress all digits of the called number and just spill KP ST. This shortens post dial delay. The DAMA must be able to just recognize KP ST for this trunk type). The DAMA then returns an off hook seizure to the LEC along with single frequency 400 Hz. dial tone. This ends the LEC trunking signalling protocol, (with the exception of ultimate on hook disconnect). The user, in continuing the addressing signalling, must enter at the tone a 6 digit authorization code and then the 1 + 10 digit called number from their DTMF phone. The authorization code will replace the ANI for billing purposes only but will not replace the ANI for any other purpose such as FGD repeat. Where FGB does not provide an actual ANI the NS will use the telephone number entered in the routing table of the originating CU as the ANI for FGC and FGD repeat. This scheme is the same as what FGC and FGD do for an IMT originating call which has no ANI. If no telephone number is used an ANI of KP+ST will be output by the FGC or FGD repeat terminating trunk. This 6 digit authcode (Called the Hometown authcode feature by GCI Mktg when going to non equal access areas) must be validated in the NMS in a database of 6 digit authcodes stored. S-A shall provide memory for up to 20 thousand 6 digit authorization codes.

Bellcore standards documents are available for FGB signalling and function.

Compatibility Information for Feature Group B Switched Access Service - TR-NPL-000175 Issue 1, July 1985 $16.50.

Feature Group B FSD 20-24-0300 -- TR-TSY-000698 Issue 1, June 1989 $30.00; Rev 1, July 1990

$N/A.

800 950 1077

     This feature can be best described as 800 950 1077 "peel out". S-A shall provide the following set of feature requirements. In the case where an originating DAMA FGC or FGD channel unit receives the GCI 800 950 1077 number, regardless of whether the channel unit trunk group is an 800 query or route as is one, the DAMA NMS or channel unit will recognize this number and "peel it out" and keep it temporarily within the originating channel unit for the following additional call processing. All LEC trunking signalling to DAMA channel unit has already taken place once the 800 950 1077 and ANI have been received. Once the 800 950 1077 number is received and recognized S-A shall design the DAMA product so that the channel unit will return a single frequency 400Hz. dial tone. Then the user, from a DTMF phone, will dial a 0+10 digit destination number. Then the DAMA channel unit will return a "Bong tone" to the user followed by a recording that says "Enter your GCI calling card number now". Then the customer, from their DTMF phone, will enter a 14 digit GCI Big Dipper calling card number. The 14 digit GCI Big Dipper calling card number will replace the ANI sent to the NS for billing purposes. Then the return link will send all this information to the NMS. The NMS will validate the 14 digit number. If validated then the call will route and terminate to a destination channel unit based on the 0+10 digit called number. At the same time a recording to the originator will say "Thank you for using GCI". S-A shall provide memory for up to 100,000 14 digit calling card numbers. In the event where the customer originated the call from a rotary phone S-A shall provide for the following. At the point where the DAMA channel unit has returned the single frequency 400 Hz. dial tone and the customer cannot enter the DTMF 0+10 number as they are at a rotary phone there needs to be incorporated a default timer value where the call can be routed to the operator trunking should no DTMF digits be received before the expiration of the timer. This timer needs to be programmable within the range of 1 second to 15 seconds. If no DTMF digits are received within the programmed default range then the call will be routed as a 0- FGD repeat call to the terminating channel unit designated for 0- operator calls. That is the FGD repeat trunk group will repeat the originating ANI and insert 0- as the called number. This will allow an operator to handle the call verbally.